AMENDMENT NO. 1 to

PARTICIPATION AGREEMENT

The Participation Agreement dated April 1, 2008, by and among PHL Variable Insurance Company, on behalf of itself and its Separate Accounts; Phoenix Equity Planning Corporation; AllianceBernstein L.P.; and AllianceBernstein Investments, Inc. (hereafter referred to as the “Agreement”) is hereby amended as follows:

•	All references to Phoenix Equity Planning Corporation in the Agreement are hereby replaced with 1851 Securities, Inc.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: September 20, 2010

PHL VARIABLE INSURANCE COMPANY		PHOENIX EQUITY PLANNING CORPORATION

By:	/s/ Jeanie Gagnon	By:	/s/ John H. Beers
Name:	Jeanie Gagnon	Name:	John H. Beers
Title:	Second Vice President	Title:	Vice President and Assistant Secretary

ALLIANCEBERNSTEIN L.P.		ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:	/s/ David Lesser	By:	/s/ Andrew L. Gangolf
Name:	David Lesser	Name:	Andrew L. Gangolf
Title:	VP	Title:	Senior Vice President

ACKNOWLEDGED AND AGREED: 1851 SECURITIES, INC.

By:	/s/ John H. Beers
Name:	John H. Beers
Title:	Vice President and Secretary

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